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                                                                     Exhibit 5.1


   TORYS LLP                                                  237 Park Avenue
----------------                                              New York, New York
NEW YORK TORONTO                                              10017.3142

                                                              TEL 212.880.6000
                                                              FAX 212.682.0200

                                                              www.torys.com

                                                              November __, 2004


OccuLogix, Inc.
5280 Solar Drive, Suite 100
Mississauga, Ontario L4W 5M8


Dear Sirs/Mesdames:

                  We have acted as counsel for OccuLogix, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-1 (No. 333-118204) (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (i) _________ shares (the "Company Shares") of common stock, $0.001 par value (the "Common Stock"), of the Company to be issued and sold to a group of underwriters (the "Underwriters") represented by Citigroup Global Markets Inc., as set forth in the Registration Statement, (ii) _________ shares (the "Sellers' Shares") of Common Stock to be sold by certain selling stockholders (the "Selling Stockholders") to the Underwriters, as set forth in the Registration Statement, and (iii) up to _________ shares (the "Over-Allotment Shares") of Common Stock to be sold by the Selling Stockholders upon exercise of the Underwriters' over-allotment option, as set forth in the Underwriting Agreement to be entered into between the Company and the Underwriters .

                  In connection with the Registration Statement, we have examined such records and documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion. On the basis of such examination, we advise you that in our opinion (i) the Company Shares have been duly and validly authorized and, when issued and paid for in accordance with resolutions duly adopted by the board of directors of the Company, will be duly and validly issued, fully paid and non-assessable and (ii) the Sellers' Shares and the Over-Allotment Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of person whose consent is required by the Securities Act, or the rules and regulations promulgated thereunder.


                                                       Yours very truly,